Exhibit 99.1
Navitas Semiconductor Announces Fourth Quarter
and Full Year 2025 Financial Results

•Accelerating strategic pivot to Navitas 2.0 with focus on GaN and high-voltage SiC solutions targeting high growth, high-power markets (AI Data Centers, Grid and Energy Infrastructure, Performance Computing and Industrial Electrification) totaling $3.5 billion serviceable available market (SAM) in 2030
•High-power markets represented majority of quarterly revenue for the first time in the Company’s history with mobile declining to less than 25%
•Anticipates a return to top-line sequential growth beginning in the first quarter and throughout 2026 driven by high-power markets

TORRANCE, Calif., Feb. 24, 2026 – Navitas Semiconductor, (Nasdaq: NVTS), an industry leader in next-generation GaNFast™ gallium nitride (GaN) and GeneSiC™ silicon carbide (SiC) power semiconductors, today announced unaudited financial results for its fourth quarter and full year 2025 ended December 31, 2025.

“We closed out the year with a productive fourth quarter, as we continued to accelerate our pivot to Navitas 2.0 and align the entire organization’s focus on addressing high-power markets with our industry-leading GaN and high-voltage SiC solutions,” said Chris Allexandre, President and CEO of Navitas. “As evidence of our progress, high-power markets contributed a majority of revenue for the first time. We also formalized engagements with multiple strategic partners, highlighted by a long-term strategic foundry and technology partnership with GlobalFoundries to accelerate U.S.-based GaN manufacturing. We also streamlined our go-to-market strategy to focus on the growing adoption of high-power GaN and SiC technologies in AI data centers, energy and grid infrastructure, performance computing and industrial electrification. Also during the quarter, we initiated customer sampling of our new 650V GaN for AI data center applications as well as expanded sampling of our mid-voltage 100V GaN and our ultra- high-voltage 2300V and 3300V SiC modules. These solutions deliver high efficiency and best-in-class reliability, targeting modernized energy grid and renewable energy infrastructure.

“Concurrent with our strategic repositioning of the Company, we are increasingly seeing AI as a catalyst that is driving momentum and broadening adoption of high-power solutions across all of our target end markets. Looking ahead, we anticipate a return to top-line sequential growth beginning in the first quarter, driven by increased revenue contribution from our high-power markets while reducing our exposure to mobile and consumer. With continued execution on our Navitas 2.0 strategy and the expected benefits from our optimized cost structure, refined go-to-market strategy and accelerated products roadmap, we believe the Company is on a path to achieve renewed top-line growth combined with gradual improvements in gross margin bottom-line results over the coming year.”

Fourth Quarter 2025 Financial Highlights
•Revenue: Total revenue was $7.3 million in the fourth quarter of 2025, compared to $10.1 million in the third quarter of 2025 and $18.0 million in the fourth quarter of 2024.
•Loss from Operations: GAAP loss from operations for the quarter was $41.4 million, compared to a loss of $19.4 million for the third quarter of 2025 and a loss of $39.0 million for the fourth quarter of 2024. On a non-GAAP basis, loss from operations for the quarter was $12.1 million compared to a loss of $11.5 million for the third quarter of 2025 and a loss of $12.7 million in the fourth quarter of 2024.
▪Fourth quarter 2025 GAAP results included a $16.6 million restructuring and impairment charge, of which $3.8 million was non-cash.
•Cash: Cash and cash equivalents was $236.9 million as of December 31, 2025, compared to $150.6 million as of September 30, 2025.
▪Completed successful private placement of common stock in November 2025, generating net proceeds of $95.6 million in further support of Navitas’ strategic shift and acceleration into higher-power markets.

Recent Market, Customer and Technology Highlights:
•Announced long-term strategic technology and manufacturing partnership with GlobalFoundries to accelerate GaN technology manufacturing in the U.S. to address high-power markets with efficient, secure and scalable solutions with availability in late 2026.
•Accelerated customer sampling of 100V and new 650V GaN solutions targeting AI data center 800V HVDC architecture and 48V IBC HV buck architecture.
•Announced breakthrough all-GaN 10 kW 800V–to–50V DC-DC platform, employing advanced 650V and 100V GaNFast FETs and delivering industry-leading 98.5% peak efficiency.
•Accelerated sampling of new 2300V and 3300V ultra-high voltage SiC products, featuring Trench-Assisted Planar technology and innovative packaging, delivering best-in-class performance and reliability.
•Recently launched 5th-generation GeneSiC™ technology platform that delivers industry-leading performance, reliability and robustness to extend Navitas’ lead in AI data centers, grid and energy infrastructure, and industrial electrification.
•Forged strategic partnership with Cyient Semiconductors to co-develop GaN products and build a local ecosystem in India, aiming to accelerate adoption and capitalize on industrial electrification under the "Make in India" initiative.
•Consolidated Asian distribution channel and forged strategic and global distribution partnership with WT Microelectronics and Avnet to accelerate GaN and high-voltage SiC adoption in AI data centers, high-performance computing and additional target end markets globally.

First Quarter 2026 Business Outlook
•First quarter 2026 net revenues are expected to increase to between $8.0 million and $8.5 million. Non-GAAP gross margin is expected to be 38.7% plus or minus 25 basis points, and non-GAAP operating expenses are expected to be approximately $15 million.

Fourth Quarter and Full Year 2025 Financial Results Conference Call and Webcast Information:
•When: Tuesday, February 24, 2026
•Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
•Toll Free Dial-in: 1-800-715-9871 or 1-646-307-1963
•Conference ID: 4101022
•Webcast: https://edge.media-server.com/mmc/p/ep7w2aor/

Additionally, a live and archived audio webcast of the conference call as well as supporting presentation materials will be accessible from the Investor Relations section of the Company’s website at ir.navitassemi.com.

Non-GAAP Financial Measures
This press release and statements in our public webcast include financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), which we refer to as
“non-GAAP financial measures,” including (i) non-GAAP gross profit, (ii) non-GAAP gross margin, (iii) non-GAAP operating expense, (iv) non-GAAP research and development expense, (v) non-GAAP selling, general and administrative expense, (vi) non-GAAP loss from operations, (vii) non-GAAP operating margin, and (viii) non-GAAP net loss and net loss per share. Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses which are outlined in the “Reconciliation of GAAP Results to Non-GAAP Financial Measures” tables below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary independently of business performance. We believe these non-GAAP financial measures offer an additional view of our operations that, when coupled with the GAAP results and the reconciliations from corresponding GAAP financial measures, provide a more complete understanding of the results of operations. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements
This press release, including the paragraph headed “Near Term Business Outlook,” includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are attempts to predict or indicate future events or trends or similar statements that are not a reflection of historical fact. Forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions. Forward-looking statements are made based on estimates and forecasts of financial and performance metrics, projections of market opportunity and market share and current indications of customer interest, all of which are based on various assumptions, whether or not identified in this press release. All such statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas, and forward-looking statements are subject to a number of uncertainties.

Our business is subject to certain risks that could materially and adversely affect our business, financial condition, results of operations, or the value of our securities. These and other risk factors are discussed in the Risk Factors section beginning on our most recent annual report on Form 10-K, as updated in the Risk Factors section of our most recent quarterly report on Form 10-Q, and in other documents we file with the SEC. If any of these risks, as discussed in more detail in our SEC reports, materialize or if our assumptions underlying forward-looking statements prove to be incorrect, actual results could differ materially from the results implied by these forward-looking statements. Examples of some of these risk factors include:

•Risks Related to High-Power Markets: Last year, we announced an enhanced focus on AI data centers, energy and grid infrastructure, performance computing and industrial electrification, and a de-emphasis on mobile and consumer products. We may not successfully execute our strategic transition to these new markets and customer applications, which could adversely affect our business, results of operations, and financial condition. This strategic realignment entails significant operational, technical, and market risks. Our success in these markets depends on factors including our ability to (i) develop and scale semiconductor solutions that meet demanding power, efficiency, and performance requirements of our customers; (ii) compete against established incumbents with substantial R&D and manufacturing resources; (iii) anticipate rapidly evolving customer needs and technological standards in these high-power and high-performance segments; and (iv) secure design wins and long-term supply agreements in new and unfamiliar market segments.
•Market Acceptance and Addressable Market Uncertainty: The demand for our products, and our customers’ products, in new or emerging markets is difficult to forecast, as customer preferences may not be fully known and can evolve rapidly. Further, demand for our products depends on the acceptance of underlying new and developing system architectures. For example, our predictions for the use of GaN- and SiC-based products in 800 V AI data center power applications depend on assumptions regarding the acceptance and growth of 800 V systems themselves. Our forecasts are based on market opportunities across a “Serviceable Addressable Market” or “SAM”, which is based on a number of assumptions and predictions. We could be wrong about the size or timing of our SAM, which could in turn diminish the market opportunities available to us.
•Unpredictable Historical Data and Competitive Dynamics: In established markets, revenue projections can be supported by trends from prior periods. In contrast, there is little or no precedent for products aimed at new use cases, rendering traditional forecasting methods less reliable. To the extent our products reshape or create new market landscapes, the competitive environment may evolve in unexpected ways. For example, new competitors may emerge, or traditional competitors with established R&D and manufacturing resources, and long-standing customer relationships, may choose to offer competitive GaN or high-voltage SiC solutions.
•Other Risk Factors: Other risk factors related to our business include our ability to achieve design wins and to convince our current and prospective end customers to design our products into their product offerings, the risk that revenues from design wins may not materialize, the possibility that we may fail to accurately anticipate and respond to rapid technological change in the industries in which we operate or adopt to emerging industry standards, our dependence on a few key customer and distributors for a significant portion of our revenue, and the fact our business is subject to volatile demand and seasonal fluctuations. In addition, our supply chain is also subject to risks, including our reliance on single sources of supply for certain essential services, the risk that our suppliers may have quality, yield or capacity issues, the fact that we are exposed to fluctuations in prices for raw materials and components, and the risk that our products will not meet the reliability standards expected of high power semiconductor devices. This is not a summary of all of the risks that could affect our business and you are encouraged to review the full list of risk factors in our SEC filings.

Note Regarding Customer Pipeline and Design Wins
In our investor and other communications we may refer to the terms “customer pipeline” and “design wins” in discussions of potential future business opportunities. Each of these terms, together with information we may disclose about anticipated future business in relation to these terms, constitute “forward-looking statements” as described above and, accordingly, should be interpreted in light of related risks which, if materialized, could cause actual results to differ materially from those indicated from our view of customer pipeline and design wins today. More specifically, “customer pipeline” reflects estimated potential future business based on interest expressed by potential customers for qualified programs, stated in terms of estimated revenue that may be realized over the life of the customer’s end product. A “design win” reflects an end customer’s selection of a Navitas product for a specific production program, stated in terms of revenues that may be realized over the life of the customer’s end product. However, customer pipeline figures and design wins do not represent customer orders or forecasts, are not proxies for backlog or estimates of future revenue, and should not be considered as any other measure or indicator of financial performance. Rather, Navitas uses these terms to indicate the company’s current view of future potential business and related changes across various end markets. Time horizons vary based on product type and application. As a result, actual business realized will depend on several factors, including (i) whether potential customers ultimately choose the
Navitas solution, (ii) the portion of the customer program awarded to the Navitas solution as compared to other sources in dual- or multiple-source cases, (iii) successful customer qualification of the selected solution, (iv) the time needed for customers to begin mass production, (v) the duration and pace of the customer’s ramp to full production, and (vi) strategic decisions of Navitas throughout the process based on expected revenues, margins and other factors relating to pipeline opportunities and design wins.

About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is a next-generation power semiconductor leader in gallium nitride (GaN) and IC integrated devices, and high-voltage silicon carbide (SiC) technology, driving innovation across AI data centers, energy and grid infrastructure, performance computing and industrial electrification. With more than 30 years of combined expertise in wide bandgap technologies, GaNFast™ power ICs integrate GaN power, drive, control, sensing, and protection, delivering faster power delivery, higher system density, and greater efficiency. GeneSiC™ high-voltage SiC devices leverage patented trench-assisted planar technology to provide industry-leading voltage capability, efficiency, and reliability for medium-voltage grid and infrastructure applications. Navitas has over 300 patents issued or pending and is the world’s first semiconductor company to be CarbonNeutral®-certified.
Navitas Semiconductor, GaNFast, GaNSense, GeneSiC, and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited and affiliates. All other brands, product names, and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Investor Relations Contacts:
Shelton Group
Leanne Sievers | Brett Perry
nvts-ir@sheltongroup.com

NAVITAS SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net revenues	$7,296	$17,978	$45,916	$83,302
Cost of revenues (exclusive of amortization of intangible assets included below)	4,514	15,756	31,668	54,963
Operating expenses:
Research and development	12,386	18,974	49,830	76,002
Selling, general and administrative	10,475	16,354	35,196	62,863
Amortization of intangible assets	4,734	4,661	18,937	18,926
Restructuring and impairment expense	16,580	1,223	18,049	1,223
Total operating expenses	44,175	41,212	122,012	159,014
Loss from operations	(41,393)	(38,990)	(107,764)	(130,675)
Other income (expense), net:
Interest income (expense), net	369	(40)	863	(150)
Dividend income	1,161	981	3,537	5,233
(Loss) Gain from change in fair value of earnout liabilities	8,271	(6,276)	(12,424)	36,644
Other income (expense), net	10	(38)	6	102
Total other income (expense), net	9,811	(5,373)	(8,018)	41,829
Loss before income taxes	(31,582)	(44,363)	(115,782)	(88,846)
Income tax provision (benefit)	(61)	(598)	50	(342)
Equity method investment (loss) gain	(294)	3,905	(1,121)	3,905
Net loss	$(31,815)	$(39,860)	$(116,953)	$(84,599)
Net loss per common share
Basic	$(0.14)	$(0.21)	$(0.57)	$(0.46)
Diluted	$(0.14)	$(0.21)	$(0.57)	$(0.46)
Shares used in per share calculation:
Basic	222,344	187,221	205,573	183,723
Diluted	222,344	187,221	205,573	183,723

RECONCILIATION OF GAAP RESULTS TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP Net revenues	$7,296	$17,978	$45,916	$83,302
Cost of revenues (exclusive of amortization of intangibles)	(4,514)	(15,756)	(31,668)	(54,963)
Cost of revenues (amortization of intangibles)	(4,035)	(3,959)	(16,140)	(15,835)
GAAP Gross profit	(1,253)	(1,737)	(1,892)	12,504
GAAP Gross margin	(17.2)%	(9.7)%	(4.1)%	15.0%
Inventory reserve in conjunction with distributor disengagement	—	5,011	—	5,011
Cost of revenues (amortization of intangibles)	4,035	3,959	16,140	15,835
Stock-based compensation expense	42	3	230	328
China SiC inventory reserve	—	—	3,174	—
Non-GAAP Gross profit	$2,824	$7,236	$17,652	$33,678
Non-GAAP Gross margin	38.7%	40.2%	38.4%	40.4%
RECONCILIATION OF OPERATING EXPENSES
GAAP Research and development	$12,386	$18,974	$49,830	$76,002
Stock-based compensation expenses	(4,316)	(3,397)	(12,781)	(23,472)
Advanced R&D NRE Impairment	—	—	(2,238)	—
Organizational transformational costs	—	—	(395)	—
Impairment of other assets	—	(2,014)	—	(2,014)
R&D project abandonment in conjunction with distributor disengagement	—	(1,674)	—	(1,674)
Non-GAAP Research and development	8,070	11,889	34,416	48,842
GAAP Selling, general and administrative	10,475	16,354	35,196	62,863
Stock-based compensation expenses	(3,600)	(1,620)	(1,473)	(19,231)
CEO transition costs	—	—	(2,462)	—
Governance costs	—	—	(1,556)	—
Bad debt expense due to distributor disengagement	—	(6,636)	—	(7,484)
Other expense	(69)	(97)	(501)	(1,620)
Non-GAAP Selling, general and administrative	6,806	8,001	29,204	34,528
Total Non-GAAP Operating expenses	$14,876	$19,890	$63,620	$83,370
RECONCILIATION OF LOSS FROM OPERATIONS
GAAP Loss from operations	$(41,393)	$(38,990)	$(107,764)	$(130,675)
GAAP Operating margin	(567.3)%	(216.9)%	(234.7)%	(156.9)%
Add: Stock-based compensation expenses included in:
Research and development	4,316	3,397	12,781	23,472
Selling, general and administrative	3,600	1,620	1,473	19,231
Cost of goods sold	42	3	230	328
Total	7,958	5,020	14,484	43,031
Restructuring and impairment expense	16,580	1,223	18,049	1,223
Amortization of acquisition-related intangible assets	4,734	4,661	18,937	18,926
China SiC inventory reserve	—	—	3,174	—
CEO transition costs	—	—	2,462	—
Advanced R&D NRE Impairment	—	—	2,238	—
Governance costs	—	—	1,556	—
Organizational transformational costs	—	—	395	—
Bad debt expense due to distributor disengagement	—	6,636	—	7,484
Inventory reserve in conjunction with distributor disengagement	—	5,011	—	5,011
Impairment of other asset	—	2,014	—	2,014
R&D project abandonment in conjunction with distributor disengagement	—	1,674	—	1,674
Other expense	69	97	501	1,620
Non-GAAP Loss from operations	$(12,052)	$(12,654)	$(45,968)	$(49,692)
Non-GAAP Operating margin	(165.2)%	(70.4)%	(100.1)%	(59.7)%
RECONCILIATION OF NET LOSS PER SHARE
GAAP Net loss	$(31,815)	$(39,860)	$(116,953)	$(84,599)
Adjustments to GAAP Net loss
Restructuring and impairment expense	16,580	1,223	18,049	1,223
Loss (Gain) from change in fair value of earnout liabilities	(8,271)	6,276	12,424	(36,644)
Total stock-based compensation	7,958	5,020	14,484	43,031
Amortization of acquisition-related intangible assets	4,734	4,661	18,937	18,926
Equity method investment loss (gain)	294	(3,905)	1,121	(3,905)
China SiC inventory reserve	—	—	3,174	—
CEO transition costs	—	—	2,462	—
Advanced R&D NRE Impairment	—	—	2,238	—
Governance costs	—	—	1,556	—
Organizational transformational costs	—	—	395	—
Bad debt expense due to distributor disengagement	—	6,636	—	7,484
Inventory reserve in conjunction with distributor disengagement	—	5,011	—	5,011
Impairment of other asset	—	2,014	—	2,014
R&D project abandonment in conjunction with distributor disengagement	—	1,674	—	1,674
Other expense	69	97	501	1,537
Non-GAAP Net loss	$(10,451)	$(11,153)	$(41,612)	$(44,248)
Average shares outstanding for calculation of non-GAAP Net loss per share (basic and diluted)	222,344	187,221	205,573	183,723
Non-GAAP Net loss per share (basic and diluted)	$(0.05)	$(0.06)	$(0.20)	$(0.24)

NAVITAS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	(Unaudited)
ASSETS	December 31, 2025	December 31, 2024
Current assets
Cash and cash equivalents	$236,857	$86,737
Accounts receivable, net	3,621	13,982
Inventories	13,283	15,477
Prepaid expenses and other current assets	4,399	4,070
Restricted cash	1,745	1,503
Total current assets	259,905	121,769
Property and equipment, net	9,779	15,421
Operating lease right of use assets	5,166	6,900
Finance lease right of use assets	766	—
Intangible assets, net	53,258	72,195
Goodwill	163,215	163,215
Other assets	8,380	10,478
Total assets	$500,469	$389,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued expenses	$22,350	$10,754
Accrued compensation expenses	4,949	8,623
Operating lease liabilities, current	1,866	1,767
Finance lease liabilities, current	323	—
Earnout liability, current	22,632	—
Total current liabilities	52,120	21,144
Operating lease liabilities noncurrent	3,827	5,553
Finance lease liabilities noncurrent	456	—
Earnout liability noncurrent	—	10,208
Deferred tax liabilities	405	441
Other noncurrent liabilities	—	4,619
Total liabilities	56,808	41,965
Stockholders' equity	443,661	348,013
Total liabilities and stockholders’ equity	$500,469	$389,978

NAVITAS SEMICONDUCTOR CORPORATION
RECONCILIATION OF FORECASTED GAAP RESULTS TO FORECASTED NON-GAAP FINANCIAL MEASURES - UNAUDITED
(dollars in thousands)
	Three Months Ended March 31, 2026
RECONCILIATION OF FORECASTED GROSS PROFIT MARGIN	Low	High
GAAP Net revenues	$8,000	$8,500
Cost of revenues (exclusive of amortization of intangibles)	(4,966)	(5,231)
Cost of revenues (amortization of intangibles)	(4,035)	(4,035)
GAAP Gross profit	(1,001)	(766)
GAAP Gross margin	(12.5)%	(9.0)%
Cost of revenues (amortization of intangibles)	4,035	4,035
Stock-based compensation expense	42	42
Non-GAAP Gross profit	$3,076	$3,311
Non-GAAP Gross margin	38.45%	38.95%

RECONCILIATION OF FORECASTED OPERATING EXPENSES	Three Months Ended March 31, 2026
GAAP Operating expense	$20,195
Stock-based compensation expenses	(4,945)
Other expense	(250)
Total Non-GAAP Operating expenses	$15,000